EXHIBIT 99.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH NOTE UNDER SUCH ACT OR SUCH LAWS, OR UNLESS PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH ACT OR SUCH LAWS.



                                 PROMISSORY NOTE
                                  (this "Note")




U.S. $175,000.00                                                APRIL 10, 1998


         FOR VALUE RECEIVED, SOLDER STATION-ONE, INC., a California corporation (the "Company") and SS ACQUISITION CORPORATION, a California corporation (collectively and each jointly and severally "Borrower"), hereby promises to pay to the order of CORPORATE FINANCE ASSOCIATES ("Holder"), the principal amount of U.S. One Hundred Seventy-Five Thousand Dollars (U.S. $175,000.00) (the "Principal"), pursuant to the terms and conditions hereof.

1. Payment of Principal. The Principal shall be due and payable after the date hereof solely if, when and to the extent the Company is able to collect the accounts receivables listed in Schedule 1 attached hereto, less deductions for collection costs, other than collection in the ordinary course of business. The Borrow shall not be limited only to making collection efforts in the ordinary course of business. For the first sixty (60) days after the date hereof, payments due, if any, shall be made by Borrower on a weekly basis, and shall be made thereafter on a bi-weekly basis.

2. Payment Methods. All payments of the Principal and interest hereunder shall be payable in lawful money of the United States of America to Holder at the location designated from time to time by Holder pursuant to Section 11 hereof in immediately available funds by wire transfer to a bank account designated in writing by Holder to Borrower on or within ten (10) days prior to the due date. If any payment of Principal or interest on this Note shall become due on a Saturday, Sunday or a bank or legal holiday, such payment shall be made on the next succeeding business day.

3. Event of Defaults. An "Event of Default" under this Note shall occur upon Borrower's default in payment of any Principal, when due and payable pursuant to the terms hereof and such defaults continue for a period thirty (30) days thereafter without cure.

4. Consequences of Default. Upon the occurrence of an Event of Default and such Event of Default continues for thirty (30) days after Borrower's receipt of written notice without cure, the entire amount then owing on this Note shall, at the option of, and upon written notice from, Holder and, if not already due and payable, become immediately due and payable.

5. Nature of Note. This Note is made in connection with the Agreement and Plan of Reorganization (the "Purchase Agreement") by and between Borrower, Holder, Solder Station-One, Inc. and Heartland Technology, Inc. This Note is an unsecured promissory note to be issued in favor of Holder by Borrower as referred to in the Purchase Agreement. Other than the condition in Section 1, this Note is an unconditional obligation of Borrower and is not subject to setoff or counterclaim.

6. Subordination. Holder acknowledges that this Note is subordinated to the Loan and Security Agreement dated April 10, 1998 among LaSalle National Bank and Borrower pursuant to the Subordination Agreement dated April 10, 1998 among LaSalle National Bank and Holder.

7. Waiver. To the extent permitted by law, Borrower hereby waives demand, presentment, protest and notice of non-payment is hereby waived by Borrower. No waiver of any right or remedy shall be effective unless made in writing and signed by the waiving party, nor shall a waiver on one or more occasions be construed as a waiver of any such right or remedy or any other right or remedy on any future occasion.

8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to provisions thereof regarding conflict of laws. Each party hereby consents and submits to the personal jurisdiction of the United States and state courts of the State of California, and expressly agrees that the venue for any action arising under this Note shall be the appropriate United States federal court sitting within the Central District of California and the state court sitting in Orange County. Each party hereby irrevocably waives any objection which such party now or hereafter may have to the laying of venue for any action or proceeding arising out of or relating to this Note brought in the United States District Court for the Central District sitting in Orange County or a state court of the State of California sitting in Orange County and any objection on the grounds that any such action or proceeding in either of such courts has been brought in an inconvenient forum. Borrower agrees that this Note is made, delivered and to be performed in Orange County, California.

9. Assignment. Holder may not assign any of its rights hereunder without the prior written consent of the Borrower. This Note shall be binding and inure to the benefit of the Borrower, the Holder and their respective successors and assigns.

10. Amendment and Modification. This Note shall not be amended or modified without the prior written approval of the parties hereto.


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

11. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

12. Notice. Any notice or other communication (including payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon receipt if deposited in the United States mail for mailing by registered, certified or express mail with return receipt requested, postage prepaid, or by an internationally recognized overnight courier, or by facsimile with confirmation by one of the foregoing methods to the addresses as follows:

         Borrower:            Solder Station-One, Inc.
                              2231 W. Cape Cod Way
                              Santa Ana, California 92703
                              Attn: Chief Executive Officer

         with a copy to:      Heartland Technology, Inc.
                              547 West Jackson Boulevard, Suite 1510
                              Chicago, Illinois 60061
                              Attn: Lawrence Adelson,
                              Vice President & General Counsel

         Holder:              Corporate Finance Associates
                              22600-B Lambert Street - Suite 804
                              Lake Forest, CA 92630
                              Attn: Peter Heydenrych

Each of the above addressees may change its address for purposes of this Section by giving the other addressee notice in conformity with this paragraph of such new address.


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

Dated as of the date first written above.

SOLDER STATION-ONE, INC.,
a California corporation



By: /s/ Odilon Cardenas

Its: President

By:

Its:


SS ACQUISITION CORPORATION


By: /s/ Lawrence Adelson

Its: Vice President

By: /s/ Leon Fiorentino

Its: Vice President

ACCEPTED:

CORPORATE FINANCE ASSOCIATES


By: /s/ Peter Heydenrych

Its:

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